EXHIBIT 99.1

NEWS ANNOUNCEMENT	For Immediate Release

TDK MEDIACTIVE TO BE ACQUIRED

BY TAKE-TWO INTERACTIVE SOFTWARE

New York, NY and Westlake Village, Calif. – September 3, 2003 – Take-Two Interactive Software, Inc. (Nasdaq: TTWO) and TDK Mediactive, Inc. (OTC BB: TDKM), announced an agreement today pursuant to which Take-Two will acquire all shares of outstanding common stock of TDK Mediactive. Under the terms of the agreement, Take-Two will purchase TDK Mediactive for approximately $22.7 million, consisting of (1) $0.55 per share for each of the 23,005,885 shares outstanding (approximately $12.6 million); (2) purchase of debt of approximately $9.9 million ($1.9 million in cash and $8 million in restricted shares of common stock of Take-Two, or approximately 270,000 shares); and (3) approximately $0.2 million to retire outstanding stock options.

Take-Two and TDK Mediactive have also entered into a separate agreement providing Take-Two with the exclusive North American distribution rights for certain TDK titles, including The Haunted Mansion, currently scheduled for launch in mid-October in connection with the Thanksgiving release of the Disney feature film. Among other products, the distribution agreement includes Star Trek: Shattered Universe and Corvette, both scheduled for launch in late October.

TDK Mediactive is a rapidly growing video game publisher, having built its revenue to over $42 million by developing a portfolio of mass-market titles based on popular licensed brands. In addition to The Haunted Mansion, Corvette and Star Trek, other key TDK licensed properties include Shrek, Pirates of the Caribbean,The Land Before Time, Robotech, The Muppets, Ultimate Fighting Championship and Masters of the Universe.

Commenting on the acquisition, Jeffrey C. Lapin, Chief Executive Officer of Take-Two Interactive, said, “In a little over two years, TDK Mediactive has become a meaningful player in the interactive entertainment industry by identifying, securing and building strong video game franchises based on popular, well established licensed brands. The addition of TDK’s mass market and children’s licensed properties to Take-Two’s properties will complement our portfolio of proprietary brands, and provide an excellent platform for Take-Two to further expand and diversify its product offerings. In addition, our proven product development and marketing capabilities will enhance TDK’s product offerings and our distribution resources will provide additional outlets for TDK’s products.”

Vincent Bitetti, CEO of TDK Mediactive, commented, “As a leader in the interactive entertainment industry, Take-Two’s infrastructure, financial resources and successful track record will enable us to significantly expand our business. We appreciate the cooperation of TDK USA, our majority shareholder, in facilitating and supporting this transaction.”

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Take-Two Interactive To Acquire TDK Mediactive, 9/3/03	Page 2 of 4

Pursuant to the agreement and plan of merger, a wholly-owned subsidiary of Take-Two will merge with and into TDK Mediactive, resulting in TDK Mediactive becoming an as yet to be named subsidiary of Take-Two. TDK USA Corporation and certain other shareholders owning approximately 77.8% of the outstanding voting stock of TDK Mediactive have irrevocably voted their shares in favor of adoption of the merger, assuring sufficient stockholder approval to adopt the merger agreement. Vincent J. Bitetti, TDK Mediactive CEO, will be joined by several other key TDK Mediactive executives at Take-Two. The agreement is subject to customary closing conditions, including the transfer of certain key licenses, and is expected to be consummated by early November.

TDK Mediactive is represented in this transaction by Europlay Capital Advisors, a Los Angeles, California based private advisory firm specializing in representation of interactive entertainment, media and technology companies. Averil Capital Markets Group, a Los Angeles, California based private investment banking firm specializing in small- and mid-cap publicly-traded companies, was a co-advisor to TDK Mediactive.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is an integrated global developer, marketer, distributor, and publisher of interactive entertainment software games and accessories for the PC, PlayStation® game console, PlayStation®2 computer entertainment system, Xbox™ video game system from Microsoft™, Nintendo GameCube™ and Nintendo Game Boy Advance™. The Company publishes and develops products through its wholly owned subsidiary labels: Rockstar Games, Gotham Games, Gathering, Joytech and Global Star. The Company maintains sales and marketing offices in Cincinnati, New York, Toronto, London, Paris, Munich, Vienna, Copenhagen, Milan, Sydney, Amsterdam and Auckland. Take-Two’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

Take-Two Interactive Software Safe Harbor

Safe Harbor Statement under the Private Securities Reform Act of 1995: The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These important factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2002 and on Form 10-Q for the quarter ended April 30, 2003.

About TDK Mediactive, Inc.

Southern California based TDK Mediactive, Inc. is a global publisher of high quality interactive entertainment software for the PlayStation®2 computer entertainment system, PS one™ game console, Xbox™ , and the Nintendo GameCube™, Game Boy® Advance and Game Boy® Color systems. The company also publishes titles for personal computers via a co-publishing agreement with Activision Value, a subsidiary of Activision, Inc. The company’s games are based on licensed and original content derived from major motion pictures, video franchises, popular literature and popular culture. TDK Mediactive has exclusive technology and content licenses with Sony Computer Entertainment America Inc., Microsoft Corporation, Nintendo of America Inc., DreamWorks SKG, Disney Interactive, Vivendi Universal Studios, Mattel, Inc., Classic Media, BKN International, DC Comics, Hallmark Entertainment Distribution LLC, BDSP Inc., The Jim Henson Company, General Motors Corporation, Infogrames Interactive, Inc., Activision, Zuffa LLC, and others. TDK Mediactive is 73% owned by TDK USA Corp., a wholly-owned subsidiary of TDK Corporation (NYSE: TDK). More information about TDK Mediactive and its products is available at www.tdk-mediactive.com.

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Take-Two Interactive To Acquire TDK Mediactive, 9/3/03	Page 3 of 4

About Europlay Capital Advisors

Europlay Capital Advisors (“ECA”) is a merchant bank and advisory firm specializing in small and mid-cap entertainment, media and technology sector companies, including interactive entertainment, software, and film. From its offices in Los Angeles California, ECA provides services to clients based in the United States, Japan, Australia, and Europe related to mergers and acquisitions, restructurings and turnarounds, strategic partnerships, business development activities, and other intellectual property monetization and corporate development transactions. ECA is led by experienced executives drawn from the video game and interactive entertainment, media, investment banking and legal sectors.

About Averil Capital Markets Group

Averil Capital Markets Group, Inc. is a boutique investment bank, headquartered in Los Angeles, California, specializing in mergers & acquisitions and capital raising transactions for small- and mid-cap publicly traded companies. Averil Capital offers its specialized financial advisory services to clients in the United States as well as Europe and Asia. The principals of the Firm have extensive financial and legal experience and have been involved in transactions totaling more than $20 billion in value. Averil Capital is a licensed broker dealer with the National Association of Securities Dealers.

All trademarks and copyrights contained herein are the property of their respective holders.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to our anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. These forward- looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward- looking statements. These forward- looking statements are subject to risks, uncertainties and assumptions that could have a material adverse effect on the proposed transaction between Take-Two and TDK Mediactive and/or on our respective businesses, financial condition or results of operations. You should understand that the following important factors could affect our future results and could cause those results to differ materially from those expressed in the forward- looking statements: (1) the risk that Take-Two’s and TDK Mediactive’s businesses will not be integrated successfully; (2) costs related to the proposed transaction; (3) material adverse changes in economic conditions generally or in our markets or industries; (4) future regulatory and legislative actions and conditions affecting our operating areas; (5) competition from others; (6) successful integration of our divisions’ management structures; (7) product demand and market acceptance; (8) the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; (9) the ability to expand into and successfully operate in foreign markets; (10) obtaining and retaining skilled workers and key executives; (11) acts of terrorism; and (12) war or political instability. In addition, investors should consider the other information contained in or incorporated by reference into the filings of Take-Two and TDK Mediactive with the U.S. Securities and Exchange Commission (the “SEC”), including their Annual Reports on Form 10-K for their most recent fiscal years ended October 31, 2002 and March 31, 2003, respectively, especially in the Management’s Discussion and Analysis section, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, TDK Mediactive will file an Information Statement with the SEC. Investors and security holders are urged to read carefully the Information Statement regarding the proposed transaction when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the Information Statement (when it is available) and other documents containing information about Take-Two and TDK Mediactive, without charge, at the SEC’s web site at http://www.sec.gov. Free copies of Take-Two’s filings may be obtained by directing a request to Take-Two Interactive Software, Inc., 622 Broadway, New York, New York, 10012, Attention: Investor Relations, and free copies of TDK Mediactive’s filings may be obtained by directing a request to TDK Mediactive, Inc., 4373 Park Terrace Drive, Westlake Village, California 91361, Attention: Chief Financial Officer.

Contact:

For Take-Two Interactive Software, Inc.

Jim Ankner, Director of Corporate Communications

(646) 536-3006; (646) 536-2926 fax

james.ankner@take2games.com

or

For TDK Mediactive, Inc.

Martin Paravato, Chief Financial Officer

(818) 707-7063

martin_paravato@tdk-m.com

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